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Exhibit 5.1

Stevens & Lee
Lawyers & Consultants

         25 North Queen Street
Suite 602
P.O. Box 1594
Lancaster, PA 17608-1594
(717) 291-1031 Fax (717) 394-7726
www.stevenslee.com

September 9, 2004

Board of Directors
PennRock Financial Services Corp.
1060 Main Street
P.O. Box 580
Blue Ball, Pennsylvania 17506

  Re:
  Dividend Reinvestment Plan

Ladies and Gentlemen:

        In connection with proposed issuance of up to 500,000 shares of common stock, $2.50 par value (the "Common Stock"), by PennRock Financial Services Corp. (the "Company") pursuant to the PennRock Financial Services Corp. Dividend Reinvestment Plan, as amended and restated (the "Plan"), covered by the Company's Registration Statement on Form S-3 filed on or about this date (the "Registration Statement"), we, as counsel to the Company, have reviewed:

  (1)
  the Pennsylvania Business Corporation Law of 1988, as amended;

  (2)
  the Company's Articles of Incorporation;

  (3)
  the Company's Bylaws;

  (4)
  the Registration Statement;

  (5)
  resolutions adopted by the Company's Board of Directors on August 24, 2004 authorizing the issuance of the Common Stock under the Plan; and

  (6)
  The Plan.

        Based upon our review of the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement and sold pursuant to the Plan that are original issue shares or treasury shares have been duly authorized and, when issued and sold pursuant to the terms described in the Plan, will be legally issued by the Company, fully paid, and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                        Very truly yours,

                        STEVENS & LEE

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